Exhibit 99.1

1 NASDAQ: VPFG Sterne Agee Investor Conference February 13, 2012 Mark Hord - Interim President and Chief Executive Officer Patti McKee - Executive Vice President and Chief Financial Officer
2 Safe Harbor Statement When used in filings by the Company with the Securities and Exchange Commission (the "SEC") in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area, the industry-wide decline in mortgage production, competition, changes in management's business strategies and other factors set forth under Risk Factors in the Company's Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
3 Corporate & Geographic Overview Total Assets: $3.24 billion Total Net Loans: $1.84 billion Total Deposits: $2.07 billion Number of Locations: 25 Community Bank Branches 9 Loan Production Offices1 59 years in Texas market #1 in deposit market share of those banks based in the affluent Collin County market2 Ranked #5 in deposit market share among Texas-based community banks in DFW Metroplex2 81% of our commercial real estate loans are in 4 of the top 5 best cities for jobs in the U.S.3 Texas listed as Site Selection Magazine's top state for new and expanded corporate facilities in 2010. 4 Source: VPFG 10-Q for Q3 2011, Company documents 1 Excludes Warehouse Purchase Program office in Littleton, CO 2 FDIC market share data as of June 2011 3 Forbes.com: "The Best Cities for Jobs" (May 11, 2011) 4 The Dallas Morning News: Trade Magazine Rankings 2010 (March 2, 2011)

Attractive Markets: Demographics

ViewPoint Bank has the richest depositor base compared to Texas peers with median household income in its market of $83,278, an advantage that is expected to continue through 2015.

ViewPoint Bank is headquartered in what Forbes calls "America's Safest City" – Plano, TX.

Texas Banks Ranked by Projected Income of Depositor Base

Company (ranked by 2010 HHI)	Ticker	City	Median household income of depositor base – 2010*	Median household income of depositor base – projected 2015*
ViewPoint Financial Group, Inc.	**VPFG**	**Plano**	**$83,278**	**$96,784**
North Dallas Bank and Trust Co.	NODB	Dallas	$66,624	$76,540
Comerica, Inc.	CMA	Dallas	$63,833	$72,470
MetroCorp Bancshares, Inc.	MCBI	Houston	$62,571	$71,447
OmniAmerican Bancorp, Inc.	OABC	Fort Worth	$60,179	$67,923
Texas Capital Bancshares, Inc.	TCBI	Dallas	$58,420	$66,601
Encore Bancshares, Inc.	EBTX	Houston	$57,425	$65,195
Cullen/Frost Bankers, Inc.	CFR	San Antonio	$54,702	$62,247
Prosperity Bancshares, Inc.	PRSP	Houston	$53,224	$60,614

**List based on public banks and thrifts based in Texas with total assets >$1B*

Source: SNL Financial and Forbes.com

ViewPoint Financial Group, Inc.
NASDAQ VPFG
4

5 Seattle -25.4% San Francisco -40.5% Los Angeles -40.0% San Diego -39.3% Phoenix -55.5% Las Vegas -60.9% Denver -10.5% Minneapolis -33.7% Chicago -32.7% Detroit -42.6% Cleveland -19.5% Boston -15.5% New York -23.2% Washington, DC -26.4% Charlotte -12.0% Atlanta -33.6% Tampa -47.3% Miami -50.6% Portland -25.0% Dallas -8.5% Dallas Metroplex: Stable Home Prices Home Price Index Percent Change From Peak in June 2006 to November 2011 Source: S&P / Case-Shiller
6 ViewPoint Markets: Lower Unemployment Rates Unemployment Rates Source: Bureau of Labor Statistics as of November 2011 8.3% 7.4% 6.6%
7 Capitalize on a position of balance sheet strength Continue to grow organically in our economically stable and growing Texas market Remain focused on our community banking approach and enhance the profitability of existing relationships Continue to develop existing lines of business, diversify the loan portfolio and develop C&I lending Evaluate other opportunities to deploy capital: New Locations Potential acquisitions Dividends Stock Repurchases Business Strategy
Converted to a National Bank Charter (December 2011) Three New Full Service Bank Locations Solid Loan Growth Commercial RE and Business Loans increased $92 million, or 17%, 3Q YTD Asset Quality and Improved Profitability Announced Strategic In-Market Bank Acquisition of Highlands Bancshares, Inc. Kevin Hanigan, CEO of Highlands, to become new CEO of ViewPoint upon Highlands closing 30+ years of experience in Texas banking Led C&I Lending and 163-branch retail division of $14 billion asset Guaranty Bank growing C&I commitments to $4 billion (traditional C&I and Oil & Gas) 2011 Accomplishments 8
9 ViewPoint's Loan Portfolio Strategy Commercial Real Estate Warehouse Purchase Program Residential Mortgage Commercial and Industrial September 30, 2011 Loan Composition Source: VPFG 10-Q for Q3 2011 Includes loans held for sale In order to improve our profitability, while maintaining a strong capital position and asset quality, we will continue to focus on our four primary engines:
10 Commercial RE Portfolio Source: VPFG 10-Q for Q3 2011, Company Documents *Other states include Arizona, Georgia, Kansas, Missouri, Nevada, New Mexico, Oregon and Washington Commercial RE Production ($ in thousands)
11 Warehouse Purchase Program Source: Company Documents at September 30, 2011 Nationwide portfolio production covering 46 states 31 clients as of September 30, 2011 99% conforming and government loans Approved maximum borrowing amounts ranging from $10.0 million to $38.5 million High quality underwriting standards Minimum tangible net worth Personal guarantees of repurchase obligations Historical profitability
12 Residential Mortgage Source: VPFG 10-Q for Q3 2011; Company Documents Focused on conforming residential mortgage loans originated through our wholly owned subsidiary, ViewPoint Mortgage $262.8M in loan production 3Q YTD
13 VPFG - Track Record of Strong Growth Assets Loans, net Deposits 6-year CAGR: 9.8% 6-year CAGR: 9.1% 6-year CAGR: 15.3% Source: VPFG 10-Q for Q3 2011, Company documents Loan totals include loans held for sale
14 Earnings Per Share Growth YTD EPS up $0.13 or 34%, YOY Higher net interest income Lower provision for loan losses YTD 2011 income includes $2.2 million net of tax gain on sale of AFS securities *Excludes non-cash after-tax impairment charge of $9.1 million related to collateralized debt obligations. **Excludes non-cash after-tax impairment charge of $8.1 million related to collateralized debt obligations. Source: VPFG 10-Q for Q3 2011; Company Documents Share and per share information for periods prior to July 6, 2010, have been revised to reflect the 1.4:1 conversion ratio on publicly traded shares 3 year CAGR: 48.5%
15 Credit Quality Trends NPAs / Assets NPLs / Loans 1 Texas Peers include: EBTX, FFIN, MCBI, NODB, OABC, PRSP, SBSI, TCBI (peer data as of June 30, 2011) 2 Nationwide Peers include public U.S. depositories with assets between $2B and $5B (peer data as of June 30, 2011) Source: Q3 Earnings Release 2011, SNL Financial Reserves / Gross Loans
16 Net Charge-Off Trends 2011 Charge-Offs at 9/30/11 by Loan Type (as % of Total Charge Offs) Net Charge-Offs / Avg. Loans 2011 YTD Charge-Offs: $1,414,000 1 Texas Peers include: EBTX, FFIN, MCBI, NODB, OABC, PRSP, SBSI, TCBI (peer data as of June 30, 2011) 2 Nationwide Peers include public U.S. depositories with assets between $2B and $5B (peer data as of June 30, 2011) Source: Company Documents at September 30, 2011, SNL Financial
17 Deposit Composition Source: VPFG 10-Q for Q3 2011 Continued improvement in deposit cost Non-interest bearing deposits increased from $195 million to $208 million linked quarter
18 Capital Management Plan Source: Company Documents as of September 30, 2011 Share Repurchase Plan (Aug 2011) Repurchased 577,000 shares as of Sept. 2011 at average price of $11.70 Dividends Increased 20% for Q1 2012 Organic Growth & Market Expansion Potential Acquisitions
Highlands Acquisition Summary Strategic, in-market acquisition Business banking model to expand ViewPoint's existing commercial division $508 million of assets; 6 bank offices; 4 in high-income areas of Dallas MSA C&I loan franchise with good credit metrics 27% C&I component to loan composition (including warehouse lines of credit) 20% non interest-bearing deposits 1.11% NPAs/Assets Earnings accretive, all-stock transaction - excluding one time expenses Experienced CEO to continue successful expansion of ViewPoint franchise Source: SNL Financial 19
Pro Forma Franchise Highlands VPFG Source: SNL Financial 20
Accelerates Commercial Banking Platform* CAGR 20% CAGR 22% C&D 21
Attractive Deposit Mix* Labels Series Non-Interest Bearing 10 Core Interest Bearing 61 Retail CDs 13 Jumbo CDs 16 Labels Series Non-Interest Bearing 20 Core Interest Bearing 42 Retail CDs 32 Jumbo CDs 6 Labels Series Non-Interest Bearing 12 Core Interst Bearing 58 Retail CDs 16 Jumbo CDs 14 Attractive, low-cost deposits Significant non- interest bearing deposits 81% of Highlands' CDs mature in less than 12 months (average rate of 1.70%) Core Int. Bearing ViewPoint - Deposits at 3Q'11: $2,074mm Non-Interest Bearing Non-Interest Bearing Highlands - Deposits at 3Q'11: $381mm Core Int. Bearing Retail CDs Cost of Deposits: 1.10% Cost of Deposits: 0.94% Core Interest Bearing Non-Interest Bearing Cost of Deposits: 1.08% Pro Forma - Deposits of $2,455mm Source: SNL Financial *Based on regulatory data. Significant Deposit Growth ($MM) Jumbo CDs Retail CDs Jumbo CDs Retail CDs Jumbo CDs 22 2007 9/30/2011 VPFG 1297.593 2073.627 Highlands 193.157 381.078 CAGR 20% CAGR 13%
23 Strong Stock Performance Source: SNL Financial as of 01/31/2012
24 Closing Remarks One of the largest independent community banking franchises in Texas Improving profitability and net interest margin Strong credit metrics and positive asset quality comparison to Texas peers Price to TBV trades at a discount compared to Texas peers
25 Questions?
26 Appendix The subsequent tables present non-GAAP reconciliations of the following calculations: TCE (Tangible Common Equity) to TCA (Tangible Common Assets) ratio TCE per share Price to TBV Non-GAAP net income and earnings per share
27 Appendix TCE to TA, TCE per Share and Price to TBV at September 30, 2011 (Dollar amounts in thousands) Total GAAP equity $406,686 Less: goodwill (818) Less: mortgage servicing rights (466) Total tangible equity $405,402 Total GAAP assets $3,235,278 Less: goodwill (818) Less: mortgage servicing rights (466) Total tangible assets $3,233,994 GAAP Equity to Total Assets 12.57% TCE to TA 12.54% Shares outstanding at September 30, 2011 34,262,491 TCE per Share $11.83 Average VPFG stock price for September 2011 $11.64 Price to TBV 98.38%
28 Appendix Reconciliation of Non-GAAP to GAAP Net Income and EPS (Dollar amounts in thousands except per share data) 09-2011 YTD 09-2010 YTD 2009 2008 2007 GAAP net income (loss) $16,554 $11,309 $2,670 $(3,315) $5,067 Impairment of collateralized debt obligations (all credit), net of tax - - 8,082 9,114 - Non-GAAP net income $16,554 $11,309 $10,752 $5,799 $5,067 Non-GAAP basic and diluted earnings per share $0.51 $0.38 $0.39 $0.21 $0.18
29 Appendix: Commercial RE Portfolio Source: VPFG 10-Q for Q3 2011, Company Documents *Other states include Arizona, Georgia, Kansas, Missouri, Nevada, New Mexico, Oregon and Washington
30 Total Commercial RE - $546.9M Total LTV - 59% Source: Company Documents As of September 30, 2011 Appendix: Commercial RE Portfolio
31 Appendix: Investment Portfolio Mix Source: VPFG 10-Q for Q3 2011; Company Documents Investment Strategy: Liquidity Average cash flow from investments of $22.0 million per month 55% of portfolio is AFS 52% fixed, 36% variable, 12% Ascending Rate Asset Liability Tool Duration of 1.23
32 Appendix: Schedule of Borrowings $676,242 @ WAR 1.32% 61% of borrowings mature in less than 1 year Borrowed $372.0 million in short-term advances at WAR of 0.09% to match WPP growth Source: VPFG 10-Q for Q3 2011; Company documents 0.11%